Exhibit 99.2

Regions Financial Corporation and Subsidiaries
Financial Supplement
Fourth Quarter 2021

Regions Financial Corporation and Subsidiaries
Financial Supplement to Fourth Quarter 2021 Earnings Release

Regions Financial Corporation and Subsidiaries
Financial Supplement to Fourth Quarter 2021 Earnings Release
Financial Highlights

	Quarter Ended
($ amounts in millions, except per share data)	12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020
Earnings Summary
Interest income - taxable equivalent	$1,066	$1,017	$1,018	$1,024	$1,072
Interest expense - taxable equivalent	37	41	43	46	55
Net interest income - taxable equivalent	1,029	976	975	978	1,017
Less: Taxable-equivalent adjustment	10	11	12	11	11
Net interest income	1,019	965	963	967	1,006
Provision for (benefit from) credit losses	110	(155)	(337)	(142)	(38)
Net interest income after provision for (benefit from) credit losses	909	1,120	1,300	1,109	1,044
Non-interest income	615	649	619	641	680
Non-interest expense	983	938	898	928	987
Income before income taxes	541	831	1,021	822	737
Income tax expense	103	180	231	180	121
Net income	$438	$651	$790	$642	$616
Net income available to common shareholders	$414	$624	$748	$614	$588

Earnings per common share - basic	$0.44	$0.65	$0.78	$0.64	$0.61
Earnings per common share - diluted	$0.43	$0.65	$0.77	$0.63	$0.61

Balance Sheet Summary
At quarter-end
Loans, net of unearned income	$87,784	$83,270	$84,074	$84,755	$85,266
Allowance for credit losses	(1,574)	(1,499)	(1,684)	(2,068)	(2,293)
Assets	162,938	156,153	155,610	153,331	147,389
Deposits	139,072	132,039	131,484	129,602	122,479
Long-term borrowings	2,407	2,451	2,870	2,916	3,569
Shareholders' equity	18,326	18,605	18,252	17,862	18,111
Average balances
Loans, net of unearned income	$86,548	$83,350	$84,551	$84,755	$86,664
Assets	160,051	155,630	154,678	146,554	144,819
Deposits	136,682	131,897	131,132	122,937	119,767
Long-term borrowings	2,433	2,774	2,901	3,192	4,634
Shareholders' equity	18,308	18,453	18,000	18,038	17,915

Regions Financial Corporation and Subsidiaries
Financial Supplement to Fourth Quarter 2021 Earnings Release
Selected Ratios and Other Information

	As of and for Quarter Ended
	12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020
Return on average assets* (1)	1.09%	1.66%	2.05%	1.78%	1.69%
Return on average common shareholders' equity*	9.86%	14.75%	18.35%	15.20%	14.37%
Return on average tangible common shareholders’ equity (non-GAAP)* (2)	15.07%	21.34%	26.91%	22.28%	21.15%
Efficiency ratio	59.8%	57.7%	56.4%	57.3%	58.1%
Adjusted efficiency ratio (non-GAAP) (2)	58.8%	56.6%	56.9%	56.8%	55.8%
Common book value per share	$17.69	$17.75	$17.38	$16.87	$17.13
Tangible common book value per share (non-GAAP) (2)	$11.38	$12.32	$11.94	$11.46	$11.71
Tangible common shareholders’ equity to tangible assets (non-GAAP) (2)	6.83%	7.79%	7.58%	7.43%	7.91%
Common equity (3)	$10,842	$11,628	$11,190	$10,952	$10,525
Total risk-weighted assets (3)	$114,003	$108,052	$107,943	$106,261	$106,943
Common equity Tier 1 ratio (3)	9.5%	10.8%	10.4%	10.3%	9.8%
Tier 1 capital ratio (3)	11.0%	12.3%	11.9%	11.9%	11.4%
Total risk-based capital ratio (3)	12.7%	14.1%	13.9%	14.0%	13.6%
Leverage ratio (3)	8.1%	8.8%	8.6%	8.9%	8.7%
Effective tax rate	18.9%	21.7%	22.6%	21.9%	16.5%
Allowance for credit losses as a percentage of loans, net of unearned income	1.79%	1.80%	2.00%	2.44%	2.69%
Allowance for credit losses as a percentage of loans excluding PPP, net of unearned income (non-GAAP)(2)	1.81%	1.83%	2.07%	2.57%	2.81%
Allowance for credit losses to non-performing loans, excluding loans held for sale	349%	283%	253%	280%	308%
Net interest margin (FTE)*	2.83%	2.76%	2.81%	3.02%	3.13%
Adjusted net interest margin (FTE) (non-GAAP) (2) *	3.34%	3.30%	3.31%	3.40%	3.40%
Loans, net of unearned income, to total deposits	63.1%	63.1%	63.9%	65.4%	69.6%
Net charge-offs as a percentage of average loans*	0.20%	0.14%	0.23%	0.40%	0.43%
Non-accrual loans, excluding loans held for sale, as a percentage of loans	0.51%	0.64%	0.79%	0.87%	0.87%
Non-performing assets (excluding loans 90 days past due) as a percentage of loans, foreclosed properties, non-marketable investments and non-performing loans held for sale	0.54%	0.66%	0.93%	0.90%	0.91%
Non-performing assets (including loans 90 days past due) as a percentage of loans, foreclosed properties, non-marketable investments and non-performing loans held for sale (4)	0.70%	0.80%	1.09%	1.09%	1.10%
Associate headcount—full-time equivalent(5)	19,626	18,963	18,814	18,926	19,406
ATMs	2,068	2,051	2,051	2,101	2,083
Branch Statistics
Full service	1,268	1,276	1,280	1,332	1,333
Drive-through/transaction service only	34	34	33	34	36
Total branch outlets	1,302	1,310	1,313	1,366	1,369

	Year Ended December 31
	2021	2020
Return on average assets (1)	1.63%	0.79%
Return on average common stockholders' equity	14.51%	6.24%
Return on average tangible common stockholders’ equity (non-GAAP) (2)	21.42%	9.23%
Efficiency ratio	57.8%	57.5%
Adjusted efficiency ratio (non-GAAP) (2)	57.3%	56.6%
Effective tax rate	21.6%	16.8%
Net interest margin (FTE)	2.85%	3.21%
Net charge-offs as a percentage of average loans	0.24%	0.58%
*Annualized
(1)Calculated by dividing net income by average assets.
(2)See reconciliation of GAAP to non-GAAP Financial Measures that begin on pages 6, 8, 12, 13, 14, 15, 20, 22, 23, and 26
(3)Current quarter Common equity as well as Total risk-weighted assets, Common equity Tier 1, Tier 1 capital, Total risk-based capital and Leverage ratios are estimated.
(4)Excludes guaranteed residential first mortgages that are 90+ days past due and still accruing. Refer to the footnotes on page 17 for amounts related to these loans.
(5)Associate headcount for the fourth quarter of 2021 includes approximately 620 associates from acquisitions closed in the quarter.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Fourth Quarter 2021 Earnings Release
Consolidated Statements of Income (unaudited)

	Quarter Ended
($ amounts in millions, except per share data)	12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020
Interest income on:
Loans, including fees	$902	$847	$849	$854	$906
Debt securities	134	135	131	133	136
Loans held for sale	6	7	12	12	9
Other earning assets	14	17	14	14	10
Total interest income	1,056	1,006	1,006	1,013	1,061
Interest expense on:
Deposits	13	15	17	19	24
Long-term borrowings	24	26	26	27	31
Total interest expense	37	41	43	46	55
Net interest income	1,019	965	963	967	1,006
Provision for (benefit from) credit losses	110	(155)	(337)	(142)	(38)
Net interest income after provision for (benefit from) credit losses	909	1,120	1,300	1,109	1,044
Non-interest income:
Service charges on deposit accounts	166	162	163	157	160
Card and ATM fees	127	129	128	115	117
Wealth management income	100	95	96	91	89
Capital markets income	83	87	61	100	110
Mortgage income	49	50	53	90	75
Securities gains (losses), net	—	1	1	1	—
Other	90	125	117	87	129
Total non-interest income	615	649	619	641	680
Non-interest expense:
Salaries and employee benefits	575	552	532	546	581
Equipment and software expense	96	90	89	90	90
Net occupancy expense	76	75	75	77	78
Other	236	221	202	215	238
Total non-interest expense	983	938	898	928	987
Income before income taxes	541	831	1,021	822	737
Income tax expense	103	180	231	180	121
Net income	$438	$651	$790	$642	$616
Net income available to common shareholders	$414	$624	$748	$614	$588
Weighted-average shares outstanding—during quarter:
Basic	949	955	958	961	960
Diluted	958	962	965	968	965
Actual shares outstanding—end of quarter	942	955	955	961	960
Earnings per common share: (1)
Basic	$0.44	$0.65	$0.78	$0.64	$0.61
Diluted	$0.43	$0.65	$0.77	$0.63	$0.61
Taxable-equivalent net interest income	$1,029	$976	$975	$978	$1,017
________
(1) Quarterly amounts may not add to year-to-date amounts due to rounding.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Fourth Quarter 2021 Earnings Release
Consolidated Statements of Income (continued) (unaudited)

	Twelve Months Ended December 31
($ amounts in millions, except per share data)	2021	2020
Interest income on:
Loans, including fees	$3,452	$3,610
Debt securities	533	582
Loans held for sale	37	28
Other earning assets	59	42
Total interest income	4,081	4,262
Interest expense on:
Deposits	64	180
Short-term borrowings	—	10
Long-term borrowings	103	178
Total interest expense	167	368
Net interest income	3,914	3,894
Provision for (benefit from) credit losses	(524)	1,330
Net interest income after provision for (benefit from) credit losses	4,438	2,564
Non-interest income:
Service charges on deposit accounts	648	621
Card and ATM fees	499	438
Wealth management income	382	337
Capital markets income	331	275
Mortgage income	242	333
Securities gains (losses), net	3	4
Other	419	385
Total non-interest income	2,524	2,393
Non-interest expense:
Salaries and employee benefits	2,205	2,100
Equipment and software expense	365	348
Net occupancy expense	303	313
Other	874	882
Total non-interest expense	3,747	3,643
Income before income taxes	3,215	1,314
Income tax expense	694	220
Net income	$2,521	$1,094
Net income available to common shareholders	$2,400	$991
Weighted-average shares outstanding—during year:
Basic	956	959
Diluted	963	962
Actual shares outstanding—end of period	942	960
Earnings per common share:
Basic	$2.51	$1.03
Diluted	$2.49	$1.03
Taxable-equivalent net interest income	$3,958	$3,942

Regions Financial Corporation and Subsidiaries
Financial Supplement to Fourth Quarter 2021 Earnings Release
Consolidated Average Daily Balances and Yield/Rate Analysis

	Quarter Ended
	12/31/2021			9/30/2021
($ amounts in millions; yields on taxable-equivalent basis)	Average Balance	Income/ Expense	Yield/ Rate (1)	Average Balance	Income/ Expense	Yield/ Rate (1)
Assets
Earning assets:
Federal funds sold and securities purchased under agreements to resell	$1	$—	0.18%	$2	$—	0.18%
Debt securities (2)	29,264	134	1.83	29,308	135	1.85
Loans held for sale	855	6	2.98	1,044	7	2.64
Loans, net of unearned income:
Commercial and industrial	42,254	468	4.39	41,892	464	4.38
Commercial real estate mortgage—owner-occupied	5,386	60	4.34	5,436	60	4.37
Commercial real estate construction—owner-occupied	263	3	3.95	246	2	4.14
Commercial investor real estate mortgage	5,531	30	2.13	5,605	32	2.18
Commercial investor real estate construction	1,654	11	2.72	1,706	12	2.72
Residential first mortgage	17,413	136	3.12	17,198	135	3.15
Home equity	6,334	55	3.51	6,523	58	3.53
Consumer credit card	1,155	35	12.16	1,128	35	12.19
Other consumer—exit portfolios	1,160	18	5.71	1,363	19	5.63
Other consumer	5,398	96	7.13	2,253	41	7.06
Total loans, net of unearned income	86,548	912	4.18	83,350	858	4.07
Interest bearing deposits in other banks	26,121	10	0.15	25,144	9	0.15
Other earning assets	1,276	4	1.41	1,303	8	2.06
Total earning assets	144,065	1,066	2.94	140,151	1,017	2.88
Unrealized gains/(losses) on debt securities available for sale, net (2)	331			674
Allowance for loan losses	(1,572)			(1,581)
Cash and due from banks	2,143			1,937
Other non-earning assets	15,084			14,449
	$160,051			$155,630
Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Savings	$14,854	5	0.12	$14,328	4	0.13
Interest-bearing checking	26,000	2	0.03	25,277	2	0.03
Money market	31,483	1	0.02	30,765	2	0.02
Time deposits	6,505	5	0.36	4,527	7	0.55
Other deposits	—	—	—	1	—	1.50
Total interest-bearing deposits (3)	78,842	13	0.07	74,898	15	0.08
Federal funds purchased and securities sold under agreements to repurchase	44	—	0.19	—	—	—
Long-term borrowings	2,433	24	3.93	2,774	26	3.65
Total interest-bearing liabilities	81,319	37	0.18	77,672	41	0.20
Non-interest-bearing deposits (3)	57,840	—	—	56,999	—	—
Total funding sources	139,159	37	0.11	134,671	41	0.12
Net interest spread (2)			2.76			2.67
Other liabilities	2,566			2,506
Shareholders’ equity	18,308			18,453
Noncontrolling interest	18			—
	$160,051			$155,630
Net interest income /margin FTE basis (2)		$1,029	2.83%		$976	2.76%
_______
(1) Amounts have been calculated using whole dollar values.
(2) Debt securities are included on an amortized cost basis with yield and net interest margin calculated accordingly.
(3) Total deposit costs may be calculated by dividing total interest expense on deposits by the sum of interest-bearing deposits and non-interest bearing deposits. The rates for total deposit costs equal 0.04% for the quarter ended December 31, 2021 and 0.04% for the quarter ended September 30, 2021.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Fourth Quarter 2021 Earnings Release
Consolidated Average Daily Balances and Yield/Rate Analysis (continued)

	Quarter Ended
	6/30/2021			3/31/2021			12/31/2020
($ amounts in millions; yields on taxable-equivalent basis)	Average Balance	Income/ Expense	Yield/ Rate (1)	Average Balance	Income/ Expense	Yield/ Rate (1)	Average Balance	Income/ Expense	Yield/ Rate (1)
Assets
Earning assets:
Federal funds sold and securities purchased under agreements to resell	$9	$—	0.13%	$—	$—	—%	$—	$—	—%
Debt securities (2)	28,633	131	1.83	27,180	$133	1.96	26,779	136	2.02
Loans held for sale	1,382	12	3.36	1,603	12	3.10	1,253	9	2.62
Loans, net of unearned income:
Commercial and industrial	43,140	467	4.32	42,816	459	4.33	43,889	491	4.44
Commercial real estate mortgage—owner-occupied	5,358	60	4.42	5,375	60	4.48	5,405	62	4.49
Commercial real estate construction—owner-occupied	276	3	4.05	303	3	3.89	303	3	3.95
Commercial investor real estate mortgage	5,521	30	2.19	5,375	30	2.22	5,549	32	2.22
Commercial investor real estate construction	1,761	12	2.73	1,847	13	2.75	1,899	13	2.82
Residential first mortgage	16,795	134	3.19	16,606	134	3.23	16,433	135	3.30
Home equity	6,774	60	3.52	7,085	62	3.55	7,411	67	3.61
Consumer credit card	1,108	33	12.13	1,151	35	12.19	1,190	37	12.40
Other consumer—exit portfolios	1,599	22	5.60	1,884	26	5.66	2,187	31	5.60
Other consumer	2,219	40	7.20	2,313	43	7.47	2,398	46	7.63
Total loans, net of unearned income	84,551	861	4.07	84,755	865	4.11	86,664	917	4.20
Interest bearing deposits in other banks	23,337	7	0.11	16,509	4	0.10	13,379	3	0.10
Other earning assets	1,297	7	2.20	1,279	10	3.27	1,278	7	2.20
Total earning assets	139,209	1,018	2.92	131,326	1,024	3.14	129,353	1,072	3.29
Unrealized gains/(losses) on debt securities available for sale, net (2)	627			867			1,055
Allowance for loan losses	(1,896)			(2,139)			(2,286)
Cash and due from banks	2,094			1,931			2,027
Other non-earning assets	14,644			14,569			14,670
	$154,678			$146,554			$144,819
Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Savings	$13,914	5	0.14	$12,340	5	0.15	$11,374	3	0.12
Interest-bearing checking	25,044	2	0.03	24,171	2	0.04	22,940	3	0.05
Money market	30,762	2	0.03	29,425	3	0.04	29,312	5	0.06
Time deposits	4,813	8	0.64	5,158	9	0.74	5,598	13	0.86
Other deposits	4	—	0.55	4	—	1.81	11	—	1.93
Total interest-bearing deposits (3)	74,537	17	0.09	71,098	19	0.11	69,235	24	0.13
Federal funds purchased and securities sold under agreements to repurchase	—	—	—	—	—	—	35	—	0.24
Long-term borrowings	2,901	26	3.59	3,192	27	3.42	4,634	31	2.66
Total interest-bearing liabilities	77,438	43	0.22	74,290	46	0.25	73,904	55	0.29
Non-interest-bearing deposits (3)	56,595	—	—	51,839	—	—	50,532	—	—
Total funding sources	134,033	43	0.13	126,129	46	0.15	124,436	55	0.17
Net interest spread (2)			2.70			2.89			3.00
Other liabilities	2,645			2,387			2,468
Shareholders’ equity	18,000			18,038			17,915
	$154,678			$146,554			$144,819
Net interest income/margin FTE basis (2)		$975	2.81%		$978	3.02%		$1,017	3.13%
_______
(1) Amounts have been calculated using whole dollar values.
(2) Debt securities are included on an amortized cost basis with yield and net interest margin calculated accordingly.
(3) Total deposit costs may be calculated by dividing total interest expense on deposits by the sum of interest-bearing deposits and non-interest bearing deposits. The rates for total deposit costs equal 0.05% for the quarter ended June 30, 2021, 0.06% for the quarter ended March 31, 2021 and 0.08% for the quarter ended December 31, 2020.

Adjusted Net Interest Margin (non-GAAP)
Regions believes the adjusted net interest margin (non-GAAP) provides investors with meaningful additional information about Regions' performance when margin associated with the SBA's Paycheck Protection Program (PPP) loans and excess cash are excluded from net interest margin (GAAP).

	Quarter-ended
	12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020
Net interest margin (FTE) (GAAP)	2.83%	2.76%	2.81%	3.02%	3.13%
Impact of SBA PPP loans (1)	(0.09)%	(0.05)%	(0.05)%	(0.04)%	(0.07)%
Impact of excess cash (2)	0.60%	0.59%	0.55%	0.42%	0.34%
Adjusted net interest margin (FTE) (non-GAAP)	3.34%	3.30%	3.31%	3.40%	3.40%
_______
(1) The impact of SBA PPP loans was determined using average PPP loan balances and the related net interest income.
(2) The impact of excess cash was determined using the average cash balance in excess of $750 million and the related net interest income. The $750 million threshold approximates the average cash balance for the four quarters preceding the outbreak of the COVID-19 pandemic.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Fourth Quarter 2021 Earnings Release
Consolidated Average Daily Balances and Yield/Rate Analysis (continued)

	Twelve Months Ended December 31
	2021			2020
($ amounts in millions; yields on taxable-equivalent basis)	Average Balance	Income/ Expense	Yield/ Rate (1)	Average Balance	Income/ Expense	Yield/ Rate (1)
Assets
Earning assets:
Federal funds sold and securities purchased under agreements to resell	$3	$—	0.14%	$—	$—	—%
Debt securities(2)	28,604	533	1.86	24,837	582	2.34
Loans held for sale	1,219	37	3.06	932	28	2.95
Loans, net of unearned income:
Commercial and industrial	42,522	1,858	4.35	45,028	1,831	4.05
Commercial real estate mortgage—owner-occupied	5,389	240	4.40	5,476	249	4.48
Commercial real estate construction—owner-occupied	272	11	4.00	314	13	4.21
Commercial investor real estate mortgage	5,509	122	2.18	5,251	142	2.66
Commercial investor real estate construction	1,741	48	2.73	1,854	62	3.31
Residential first mortgage	17,006	539	3.17	15,397	540	3.51
Home equity	6,677	235	3.53	7,862	299	3.80
Consumer credit card	1,136	138	12.17	1,240	152	12.23
Other consumer—exit portfolios	1,499	85	5.65	2,758	162	5.88
Other consumer	3,051	220	7.19	2,633	208	7.91
Total loans, net of unearned income	84,802	3,496	4.11	87,813	3,658	4.15
Interest bearing deposits in other banks	22,810	30	0.13	7,688	9	0.13
Other earning assets	1,289	29	2.23	1,382	33	2.37
Total earning assets	138,727	4,125	2.97	122,652	4,310	3.50
Unrealized gains/(losses) on debt securities available for sale, net (2)	623			935
Allowance for loan losses	(1,795)			(1,944)
Cash and due from banks	2,027			2,047
Other non-earning assets	14,687			14,405
	$154,269			$138,095
Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Savings	$13,867	19	0.13	$10,325	14	0.14
Interest-bearing checking	25,128	8	0.03	21,522	35	0.16
Money market	30,615	8	0.03	27,877	51	0.18
Time deposits	5,253	29	0.56	6,432	76	1.18
Other deposits	2	—	1.20	252	4	1.58
Total interest-bearing deposits (2)	74,865	64	0.09	66,408	180	0.27
Federal funds purchased and securities sold under agreements to repurchase	12	—	0.19	46	1	1.18
Other short-term borrowings	—	—	—	797	9	1.13
Long-term borrowings	2,823	103	3.63	6,601	178	2.67
Total interest-bearing liabilities	77,700	167	0.21	73,852	368	0.50
Non-interest-bearing deposits (2)	55,838	—	—	44,386	—	—
Total funding sources	133,538	167	0.12	118,238	368	0.31
Net interest spread (2)			2.75			3.00
Other liabilities	2,525			2,469
Shareholders’ equity	18,201			17,382
Noncontrolling interest	5			6
	$154,269			$138,095
Net interest income/margin FTE basis (2)		$3,958	2.85%		$3,942	3.21%
_______
(1) Amounts have been calculated using whole dollar values.
(2) Debt securities are included on an amortized cost basis with yield and net interest margin calculated accordingly.
(3) Total deposit costs may be calculated by dividing total interest expense on deposits by the sum of interest-bearing deposits and non-interest bearing deposits. The rates for total deposit costs equal 0.05% and 0.16% for the years ended December 31, 2021 and 2020, respectively.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Fourth Quarter 2021 Earnings Release
Pre-Tax Pre-Provision Income ("PPI") and Adjusted PPI (non-GAAP)
The Pre-Tax Pre-Provision Income tables below present computations of pre-tax pre-provision income excluding certain adjustments (non-GAAP). Regions believes that the presentation of PPI and the exclusion of certain items from PPI provides a meaningful base for period-to-period comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions’ business. It is possible that the activities related to the adjustments may recur; however, management does not consider the activities related to the adjustments to be indications of ongoing operations. Regions believes that presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as that applied by management. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. Although these non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP. In particular, a measure of income that excludes certain adjustments does not represent the amount that effectively accrues directly to shareholders.

	Quarter Ended
($ amounts in millions)	12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020	4Q21 vs. 3Q21		4Q21 vs. 4Q20
Net income available to common shareholders (GAAP)	$414	$624	$748	$614	$588	$(210)	(33.7)%	$(174)	(29.6)%
Preferred dividends and other (GAAP) (1)	24	27	42	28	28	(3)	(11.1)%	(4)	(14.3)%
Income tax expense (GAAP)	103	180	231	180	121	(77)	(42.8)%	(18)	(14.9)%
Income before income taxes (GAAP)	541	831	1,021	822	737	(290)	(34.9)%	(196)	(26.6)%
Provision for (benefit from) credit losses (GAAP)	110	(155)	(337)	(142)	(38)	265	171.0%	148	389.5%
Pre-tax pre-provision income (non-GAAP)	651	676	684	680	699	(25)	(3.7)%	(48)	(6.9)%
Other adjustments:
Securities (gains) losses, net	—	(1)	(1)	(1)	—	1	100.0%	—	NM
Gains on equity investment (2)	—	—	—	(3)	(6)	—	NM	6	100.0%
Leveraged lease termination gains, net	—	(2)	—	—	—	2	100.0%	—	NM
Bank-owned life insurance (3)	—	—	(18)	—	(25)	—	NM	25	100.0%
Salaries and employee benefits—severance charges	1	—	2	3	26	1	NM	(25)	(96.2)%
Branch consolidation, property and equipment charges	—	—	—	5	7	—	NM	(7)	(100.0)%
Contribution to the Regions Financial Corporation foundation	—	—	1	2	10	—	NM	(10)	(100.0)%
Loss on early extinguishment of debt	—	20	—	—	14	(20)	(100.0)%	(14)	(100.0)%
Professional, legal and regulatory expenses(4)	15	—	—	—	—	15	NM	15	NM
Total other adjustments	16	17	(16)	6	26	(1)	(5.9)%	(10)	(38.5)%
Adjusted pre-tax pre-provision income (non-GAAP)	$667	$693	$668	$686	$725	$(26)	(3.8)%	$(58)	(8.0)%

	Year Ended
($ amounts in millions)	12/31/2021	12/31/2020	2021 vs. 2020
Net income available to common shareholders (GAAP)	$2,400	$991	$1,409	142.2%
Preferred dividends (GAAP) (1)	121	103	18	17.5%
Income tax expense (GAAP)	694	220	474	215.5%
Income before income taxes (GAAP)	3,215	1,314	1,901	144.7%
Provision for credit losses (GAAP)	(524)	1,330	(1,854)	(139.4)%
Pre-tax pre-provision income (non-GAAP)	2,691	2,644	47	1.8%
Other adjustments:
Securities (gains) losses, net	(3)	(4)	1	25.0%
Gains on equity investment (2)	(3)	(50)	47	94.0
Leveraged lease termination gains, net	(2)	(2)	—	—%
Bank owned life insurance (3)	(18)	(25)	7	28.0%
Salaries and employee benefits—severance charges	6	31	(25)	(80.6)%
Branch consolidation, property and equipment charges	5	31	(26)	(83.9)%
Contribution to the Regions Financial Corporation foundation	3	10	(7)	(70.0)%
Loss on early extinguishment of debt	20	22	(2)	(9.1)
Professional, legal and regulatory expenses(4)	15	7	8	114.3
Ascentium expenses	—	1	(1)	(100.0)
Total other adjustments	23	21	2	9.5%
Adjusted pre-tax pre-provision income (non-GAAP)	$2,714	$2,665	$49	1.8%

______
NM - Not Meaningful
(1) The second quarter 2021 and year-to-date 2021 amounts include $13 million of Series A preferred stock issuance costs, which reduced net income available to common shareholders when the shares were redeemed during the second quarter of 2021.
(2) The first quarter 2021 amount is a gain on the sale of an equity investment, whereas the 2020 amounts are valuations gains on the investment that was sold in the first quarter 2021.
(3) The second quarter 2021 amount relates to an individual BOLI claim benefit. During the fourth quarter of 2020, the Company recognized a gain on the exchange of BOLI policies.
(4)    Amounts are professional and legal expenses related to acquisitions.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Fourth Quarter 2021 Earnings Release
Non-Interest Income

	Quarter Ended
($ amounts in millions)	12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020	4Q21 vs. 3Q21		4Q21 vs. 4Q20
Service charges on deposit accounts	$166	$162	$163	$157	$160	$4	2.5%	$6	3.8%
Card and ATM fees	127	129	128	115	117	(2)	(1.6)%	10	8.5%
Wealth management income	100	95	96	91	89	5	5.3%	11	12.4%
Capital markets income (1)	83	87	61	100	110	(4)	(4.6)%	(27)	(24.5)%
Mortgage income	49	50	53	90	75	(1)	(2.0)%	(26)	(34.7)%
Commercial credit fee income	23	23	23	22	22	—	—%	1	4.5%
Bank-owned life insurance	14	18	33	17	43	(4)	(22.2)%	(29)	(67.4)%
Securities gains (losses), net	—	1	1	1	—	(1)	(100.0)%	—	NM
Market value adjustments on employee benefit assets (2)	—	5	8	7	7	(5)	(100.0)%	(7)	(100.0)%
Gains on equity investment (3)	—	—	—	3	6	—	NM	(6)	(100.0)%
Other	53	79	53	38	51	(26)	(32.9)%	2	3.9%
Total non-interest income	$615	$649	$619	$641	$680	$(34)	(5.2)%	$(65)	(9.6)%
Mortgage Income

	Quarter Ended
($ amounts in millions)	12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020	4Q21 vs. 3Q21		4Q21 vs. 4Q20
Production and sales	$46	$57	$50	$76	$74	$(11)	(19.3)%	$(28)	(37.8)%
Loan servicing	27	26	25	24	24	1	3.8%	3	12.5%
MSR and related hedge impact:
MSRs fair value increase (decrease) due to change in valuation inputs or assumptions	(6)	(3)	(38)	90	5	(3)	(100.0)%	(11)	(220.0)%
MSRs hedge gain (loss)	1	(12)	32	(83)	(11)	13	108.3%	12	109.1%
MSRs change due to payment decay	(19)	(18)	(16)	(17)	(17)	(1)	(5.6)%	(2)	(11.8)%
MSR and related hedge impact	(24)	(33)	(22)	(10)	(23)	9	27.3%	(1)	(4.3)%
Total mortgage income	$49	$50	$53	$90	$75	$(1)	(2.0)%	(26)	(34.7)%

Mortgage production - portfolio	$1,273	$1,548	$1,746	$1,470	$1,833	$(275)	(17.8)%	$(560)	(30.6)%
Mortgage production - agency/secondary market	1,133	1,276	1,255	1,306	1,553	(143)	(11.2)%	(420)	(27.0)%
Total mortgage production	$2,406	$2,824	$3,001	$2,776	$3,386	$(418)	(14.8)%	$(980)	(28.9)%

Mortgage production - purchased	58.6%	59.7%	63.6%	51.3%	49.3%
Mortgage production - refinanced	41.4%	40.3%	36.4%	48.7%	50.7%

Wealth Management Income

	Quarter Ended
($ amounts in millions)	12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020	4Q21 vs. 3Q21		4Q21 vs. 4Q20
Investment management and trust fee income	$74	$69	$69	$66	$67	$5	7.2%	$7	10.4%
Investment services fee income	26	26	27	25	22	—	—%	4	18.2%
Total wealth management income (4)	$100	$95	$96	$91	$89	$5	5.3%	$11	12.4%
Capital Markets Income

	Quarter Ended
($ amounts in millions)	12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020	4Q21 vs. 3Q21		4Q21 vs. 4Q20
Capital markets income	$83	$87	$61	$100	$110	$(4)	(4.6)%	$(27)	(24.5)%
Less: Valuation adjustments on customer derivatives (5)	—	1	(4)	11	8	(1)	(100.0)%	(8)	(100.0)%
Capital markets income excluding valuation adjustments	$83	$86	$65	$89	$102	$(3)	(3.5)%	$(19)	(18.6)%
_________
NM - Not Meaningful
(1)Capital markets income primarily relates to capital raising activities that includes debt securities underwriting and placement, loan syndication and placement, as well as foreign exchange, derivative and merger and acquisition advisory services.
(2)These market value adjustments relate to assets held for employee benefits that are offset within salaries and employee benefits expense.
(3)The first quarter 2021 amount is a gain on the sale of an equity investment, whereas the fourth quarter 2020 amount is a valuations gain on the investment that was sold in the first quarter 2021.
(4)Total wealth management income presented above does not include the portion of service charges on deposit accounts and similar smaller dollar amounts that are also attributable to the wealth management segment.
(5)For the purposes of determining the fair value of customer derivatives, the Company considers the risk of nonperformance by counterparties, as well as the Company's own risk of nonperformance. The valuation adjustments above are reflective of the values associated with these considerations.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Fourth Quarter 2021 Earnings Release

Non-Interest Income

	Twelve Months Ended		Year-to-Date 12/31/2021 vs. 12/31/2020
($ amounts in millions)	12/31/2021	12/31/2020	Amount	Percent
Service charges on deposit accounts	$648	$621	$27	4.3%
Card and ATM fees	499	438	61	13.9%
Wealth management income	382	337	45	13.4%
Capital markets income (1)	331	275	56	20.4%
Mortgage income	242	333	(91)	(27.3)%
Commercial credit fee income	91	77	14	18.2%
Bank-owned life insurance	82	95	(13)	(13.7)%
Securities gains (losses), net	3	4	(1)	(25.0)%
Market value adjustments on employee benefit assets - other (2)	20	12	8	66.7%
Gains on equity investment (3)	3	50	(47)	(94.0)%
Other	223	151	72	47.7%
Total non-interest income	$2,524	$2,393	$131	5.5%
Mortgage Income

	Twelve Months Ended		Year-to-Date 12/31/2021 vs. 12/31/2020
($ amounts in millions)	12/31/2021	12/31/2020	Amount	Percent
Production and sales	$229	$296	$(67)	(22.6)%
Loan servicing	102	95	7	7.4%
MSR and related hedge impact:
MSRs fair value increase (decrease) due to change in valuation inputs or assumptions	43	(89)	132	148.3%
MSRs hedge gain (loss)	(62)	99	(161)	(162.6)%
MSRs change due to payment decay	(70)	(68)	(2)	(2.9)%
MSR and related hedge impact	(89)	(58)	(31)	(53.4)%
Total mortgage income	$242	$333	$(91)	(27.3)%

Mortgage production - portfolio	$6,037	$7,225	$(1,188)	(16.4)%
Mortgage production - agency/secondary market	4,970	5,072	(102)	(2.0)%
Total mortgage production	$11,007	$12,297	$(1,290)	(10.5)%

Mortgage production - purchased	58.4%	46.6%
Mortgage production - refinanced	41.6%	53.4%
Wealth Management Income

	Twelve Months Ended		Year-to-Date 12/31/2021 vs. 12/31/2020
($ amounts in millions)	12/31/2021	12/31/2020	Amount	Percent
Investment management and trust fee income	$278	$253	$25	9.9%
Investment services fee income	104	84	20	23.8%
Total wealth management income (4)	$382	$337	$45	13.4%
Capital Markets Income

	Twelve Months Ended		Year-to-Date 12/31/2021 vs. 12/31/2020
($ amounts in millions)	12/31/2021	12/31/2020	Amount	Percent
Capital markets income	$331	$275	$56	20.4%
Less: Valuation adjustments on customer derivatives (5)	8	13	(5)	(38.5)%
Capital markets income excluding valuation adjustments	$323	$262	$61	23.3%
_________
NM - Not Meaningful
(1)Capital markets income primarily relates to capital raising activities that includes debt securities underwriting and placement, loan syndication and placement, as well as foreign exchange, derivative and merger and acquisition advisory services.
(2)These market value adjustments relate to assets held for employee benefits that are offset within salaries and employee benefits expense.
(3)The 2021 amount is a gain on the sale of an equity investment, whereas the 2020 amount is a valuation gain on the investment that was sold in the first quarter 2021.
(4)Total wealth management income presented above does not include the portion of service charges on deposit accounts and similar smaller dollar amounts that are also attributable to the wealth management segment.
(5)For the purposes of determining the fair value of customer derivatives, the Company considers the risk of nonperformance by counterparties, as well as the Company's own risk of nonperformance. The valuation adjustments above are reflective of the values associated with these considerations.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Fourth Quarter 2021 Earnings Release
Non-Interest Expense

	Quarter Ended
($ amounts in millions)	12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020	4Q21 vs. 3Q21		4Q21 vs. 4Q20
Salaries and employee benefits	$575	$552	$532	$546	$581	$23	4.2%	$(6)	(1.0)%
Net occupancy expense	76	75	75	77	78	1	1.3%	(2)	(2.6)%
Equipment and software expense	96	90	89	90	90	6	6.7%	6	6.7%
Outside services	41	38	39	38	37	3	7.9%	4	10.8%
Professional, legal and regulatory expenses	33	21	15	29	21	12	57.1%	12	57.1%
Marketing	32	23	29	22	26	9	39.1%	6	23.1%
FDIC insurance assessments	13	11	11	10	12	2	18.2%	1	8.3%
Credit/checkcard expenses	15	16	17	14	13	(1)	(6.3)%	2	15.4%
Branch consolidation, property and equipment charges	—	—	—	5	7	—	—%	(7)	(100.0)%
Visa class B shares expense	8	4	6	4	6	4	100.0%	2	33.3%
Loss on early extinguishment of debt	—	20	—	—	14	(20)	(100.0)%	(14)	(100.0)%
Other	94	88	85	93	102	6	6.8%	(8)	(7.8)%
Total non-interest expense	$983	$938	$898	$928	$987	$45	4.8%	$(4)	(0.4)%

	Twelve Months Ended		Year-to-Date 12/31/2021 vs. 12/31/2020
($ amounts in millions)	12/31/2021	12/31/2020	Amount	Percent
Salaries and employee benefits	$2,205	$2,100	$105	5.0%
Net occupancy expense	303	313	(10)	(3.2)%
Equipment and software expense	365	348	17	4.9%
Outside services	156	170	(14)	(8.2)%
Professional, legal and regulatory expenses	98	89	9	10.1%
Marketing	106	94	12	12.8%
FDIC insurance assessments	45	48	(3)	(6.3)%
Credit/checkcard expenses	62	50	12	24.0%
Branch consolidation, property and equipment charges	5	31	(26)	(83.9)%
Visa class B shares expense	22	24	(2)	(8.3)%
Loss on early extinguishment of debt	20	22	(2)	(9.1)%
Other	360	354	6	1.7%
Total non-interest expense	$3,747	$3,643	$104	2.9%
_________
NM - Not Meaningful

Regions Financial Corporation and Subsidiaries
Financial Supplement to Fourth Quarter 2021 Earnings Release
Reconciliation to GAAP Financial Measures
Adjusted Efficiency Ratios, Adjusted Fee Income Ratios, Adjusted Non-Interest Income/Expense, and Adjusted Operating Leverage Ratios
The table below presents computations of the efficiency ratio, which is a measure of productivity, generally calculated as non-interest expense divided by total revenue; and the fee income ratio, generally calculated as non-interest income divided by total revenue. Management uses these ratios to monitor performance and believes these measures provide meaningful information to investors. Non-interest expense (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest expense (non-GAAP), which is the numerator for the efficiency ratio. Non-interest income (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest income (non-GAAP), which is the numerator for the fee income ratio. Net interest income and non-interest income are added together to arrive at total revenue. Adjustments are made to arrive at adjusted total revenue (non-GAAP). Net interest income on a taxable-equivalent basis and non-interest income are added together to arrive at total revenue on a taxable-equivalent basis. Adjustments are made to arrive at adjusted total revenue on a taxable-equivalent basis (non-GAAP), which is the denominator for the fee income and efficiency ratios. Regions believes that the exclusion of these adjustments provides a meaningful basis for period-to-period comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions’ business. It is possible that the activities related to the adjustments may recur; however, management does not consider the activities related to the adjustments to be indications of ongoing operations. The table on the following page also presents a computation of the operating leverage ratio (non-GAAP) which is the period to period percentage change in adjusted total revenue on a taxable-equivalent basis (non-GAAP) less the percentage change in adjusted non-interest expense (non-GAAP). Regions believes that presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as that applied by management.

		Quarter Ended
($ amounts in millions)		12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020	4Q21 vs. 3Q21		4Q21 vs. 4Q20
Non-interest expense (GAAP)	A	$983	$938	$898	$928	$987	$45	4.8%	$(4)	(0.4)%
Adjustments:
Contribution to the Regions Financial Corporation foundation		—	—	(1)	(2)	(10)	—	NM	10	100.0
Branch consolidation, property and equipment charges		—	—	—	(5)	(7)	—	NM	7	100.0%
Salaries and employee benefits—severance charges		(1)	—	(2)	(3)	(26)	(1)	NM	25	96.2%
Loss on early extinguishment of debt		—	(20)	—	—	(14)	20	100.0%	14	NM
Professional, legal and regulatory expenses (1)		(15)	—	—	—	—	(15)	NM	(15)	NM
Adjusted non-interest expense (non-GAAP)	B	$967	$918	$895	$918	$930	$49	5.3%	$37	4.0%
Net interest income (GAAP)	C	$1,019	$965	$963	$967	$1,006	$54	5.6%	$13	1.3%
Taxable-equivalent adjustment		10	11	12	11	11	(1)	(9.1)%	(1)	(9.1)%
Net interest income, taxable-equivalent basis	D	$1,029	$976	$975	$978	$1,017	$53	5.4%	$12	1.2%
Non-interest income (GAAP)	E	615	649	619	641	680	(34)	(5.2)%	(65)	(9.6)%
Adjustments:
Securities (gains) losses, net		—	(1)	(1)	(1)	—	1	100.0%	—	NM
Gains on equity investment (2)		—	—	—	(3)	(6)	—	NM	6	100.0%
Leveraged lease termination gains		—	(2)	—	—	—	2	100.0%	—	NM
Bank-owned life insurance (3)		—	—	(18)	—	(25)	—	NM	25	100.0%
Adjusted non-interest income (non-GAAP)	F	$615	$646	$600	$637	$649	(31)	(4.8)%	$(34)	(5.2)%
Total revenue	C+E=G	$1,634	$1,614	$1,582	$1,608	$1,686	$20	1.2%	$(52)	(3.1)%
Adjusted total revenue (non-GAAP)	C+F=H	$1,634	$1,611	$1,563	$1,604	$1,655	$23	1.4%	$(21)	(1.3)%
Total revenue, taxable-equivalent basis	D+E=I	$1,644	$1,625	$1,594	$1,619	$1,697	$19	1.2%	$(53)	(3.1)%
Adjusted total revenue, taxable-equivalent basis (non-GAAP)	D+F=J	$1,644	$1,622	$1,575	$1,615	$1,666	$22	1.4%	$(22)	(1.3)%
Efficiency ratio (GAAP) (4)	A/I	59.8%	57.7%	56.4%	57.3%	58.1%
Adjusted efficiency ratio (non-GAAP) (4)	B/J	58.8%	56.6%	56.9%	56.8%	55.8%
Fee income ratio (GAAP) (4)	E/I	37.4%	40.0%	38.8%	39.6%	40.1%
Adjusted fee income ratio (non-GAAP) (4)	F/J	37.4%	39.8%	38.1%	39.4%	38.9%
________
NM - Not Meaningful
(1)Amounts are professional and legal expenses related to acquisitions.
(2)The first quarter 2021 amount is a gain on the sale of an equity investment, whereas the fourth quarter 2020 amount is a valuation gain on the investment that was sold in the first quarter 2021.
(3)During the second quarter of 2021, the Company recognized an individual BOLI claim benefit. During the fourth quarter of 2020, the Company recognized a gain on the exchange of BOLI policies.
(4)Amounts have been calculated using whole dollar values.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Fourth Quarter 2021 Earnings Release
Reconciliation to GAAP Financial Measures
Adjusted Efficiency Ratios, Adjusted Fee Income Ratios, Adjusted Non-Interest Income/Expense, and Adjusted Operating Leverage Ratios (continued)

		Twelve Months Ended December 31
($ amounts in millions)		2021	2020	2021 vs. 2020
Non-interest expense (GAAP)	K	$3,747	$3,643	$104	2.9%
Adjustments:
Contribution to the Regions Financial Corporation foundation		(3)	(10)	7	70.0%
Branch consolidation, property and equipment charges		(5)	(31)	26	83.9%
Salaries and employee benefits—severance charges		(6)	(31)	25	80.6%
Loss on early extinguishment of debt		(20)	(22)	2	9.1%
Professional, legal and regulatory expenses (1)		(15)	(7)	(8)	(114.3)%
Acquisition expenses		—	(1)	1	100.0%
Adjusted non-interest expense (non-GAAP)	L	$3,698	$3,541	$157	4.4%
Net interest income (GAAP)	M	$3,914	$3,894	$20	0.5%
Taxable-equivalent adjustment		44	48	(4)	(8.3)%
Net interest income, taxable-equivalent basis	N	$3,958	$3,942	$16	0.4%
Non-interest income (GAAP)	O	$2,524	$2,393	$131	5.5%
Adjustments:
Securities (gains) losses, net		(3)	(4)	1	25.0%
Gains on equity investment (2)		(3)	(50)	47	94.0%
Leveraged lease termination gains		(2)	(2)	—	—%
Bank owned life insurance (3)		(18)	(25)	7	28.0%
Adjusted non-interest income (non-GAAP)	P	$2,498	$2,312	$186	8.0%
Total revenue	M+O=Q	$6,438	$6,287	$151	2.4%
Adjusted total revenue (non-GAAP)	M+P=R	$6,412	$6,206	$206	3.3%
Total revenue, taxable-equivalent basis	N+O=S	$6,482	$6,335	$147	2.3%
Adjusted total revenue, taxable-equivalent basis (non-GAAP)	N+P=T	$6,456	$6,254	$202	3.2%
Operating leverage ratio (GAAP) (4)	S-K				(0.6)%
Adjusted operating leverage ratio (non-GAAP) (4)	T-L				(1.2)%
Efficiency ratio (GAAP) (4)	K/S	57.8%	57.5%
Adjusted efficiency ratio (non-GAAP) (4)	L/T	57.3%	56.6%
Fee income ratio (GAAP) (4)	O/S	38.9%	37.8%
Adjusted fee income ratio (non-GAAP) (4)	P/T	38.7%	37.0%
______
NM - Not Meaningful
(1)Amounts are professional and legal expenses related to acquisitions.
(2)The 2021 amount is a gain on the sale of an equity investment, whereas the 2020 amount is a valuation gain on the investment that was sold in the first quarter 2021.
(3)During the second quarter of 2021, the Company recognized an individual BOLI claim benefit. During the fourth quarter of 2020, the Company recognized a gain on the exchange of BOLI policies.
(4)Amounts have been calculated using whole dollar values.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Fourth Quarter 2021 Earnings Release
Reconciliation to GAAP Financial Measure

Return Ratio

The table below provides a calculation of “return on average tangible common shareholders’ equity”. Tangible common shareholders’ equity ratios have become a focus of some investors and management believes they may assist investors in analyzing the capital position of the Company absent the effects of intangible assets and preferred stock. Analysts and banking regulators have assessed Regions’ capital adequacy using the tangible common shareholders’ equity measure. Because tangible common shareholders’ equity is not formally defined by GAAP or prescribed in any amount by federal banking regulations it is currently considered to be a non-GAAP financial measure and other entities may calculate it differently than Regions’ disclosed calculations. Since analysts and banking regulators may assess Regions’ capital adequacy using tangible common shareholders’ equity, management believes that it is useful to provide investors the ability to assess Regions’ capital adequacy on this same basis.

		Quarter Ended
($ amounts in millions)		12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020
RETURN ON AVERAGE TANGIBLE COMMON SHAREHOLDERS' EQUITY
Net income available to common shareholders (GAAP)	A	$414	$624	$748	$614	$588
Average shareholders' equity (GAAP)		$18,308	$18,453	$18,000	$18,038	$17,915
Less:
Average intangible assets (GAAP)		5,852	5,285	5,292	5,309	5,313
Average deferred tax liability related to intangibles (GAAP)		(98)	(96)	(96)	(104)	(105)
Average preferred stock (GAAP)		1,660	1,659	1,659	1,656	1,656
Average tangible common shareholders' equity (non-GAAP)	B	$10,894	$11,605	$11,145	$11,177	$11,051
Return on average tangible common shareholders' equity (non-GAAP) *(1)	A/B	15.07%	21.34%	26.91%	22.28%	21.15%

		Year Ended
($ amounts in millions)		2021	2020
RETURN ON AVERAGE TANGIBLE COMMON STOCKHOLDERS' EQUITY
Net income available to common shareholders (GAAP)	E	$2,400	$991
Average stockholders' equity (GAAP)		$18,201	$17,382
Less:
Average intangible assets (GAAP)		5,435	5,239
Average deferred tax liability related to intangibles (GAAP)		(99)	(99)
Average preferred stock (GAAP)		1,658	1,509
Average tangible common stockholders' equity (non-GAAP)	F	$11,207	$10,733
Return on average tangible common stockholders' equity (non-GAAP)(1)	E/F	21.42%	9.23%
___
*Annualized
(1)Amounts have been calculated using whole dollar values.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Fourth Quarter 2021 Earnings Release
Credit Quality

	As of and for Quarter Ended
($ amounts in millions)	12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020
Components:
Beginning allowance for loan losses (ALL)	$1,428	$1,597	$1,976	$2,167	$2,276

Loans charged-off:
Commercial and industrial	23	21	35	45	67
Commercial real estate mortgage—owner-occupied	—	1	1	1	2
Commercial real estate construction—owner-occupied	—	—	—	1	—
Total commercial	23	22	36	47	69
Commercial investor real estate mortgage	1	—	4	15	1
Total investor real estate	1	—	4	15	1
Residential first mortgage	1	—	—	1	3
Home equity—lines of credit	1	1	2	2	3
Home equity—closed-end	—	—	1	—	1
Consumer credit card	10	9	12	12	12
Other consumer—exit portfolios	6	7	7	11	13
Other consumer	30	20	21	26	24
Total consumer	48	37	43	52	56
Total	72	59	83	114	126

Recoveries of loans previously charged-off:
Commercial and industrial	12	14	14	16	14
Commercial real estate mortgage—owner-occupied	—	2	1	—	1
Commercial real estate construction—owner-occupied	—	—	—	—	—
Total commercial	12	16	15	16	15
Commercial investor real estate mortgage	—	1	2	—	2
Total investor real estate	—	1	2	—	2
Residential first mortgage	2	—	2	1	—
Home equity—lines of credit	3	3	5	3	4
Home equity—closed-end	1	1	2	—	1
Consumer credit card	3	2	3	3	3
Other consumer—exit portfolios	—	2	1	2	2
Other consumer	7	4	6	6	5
Total consumer	16	12	19	15	15
Total	28	29	36	31	32

Net charge-offs (recoveries):
Commercial and industrial	11	7	21	29	53
Commercial real estate mortgage—owner-occupied	—	(1)	—	1	1
Commercial real estate construction—owner-occupied	—	—	—	1	—
Total commercial	11	6	21	31	54
Commercial investor real estate mortgage	1	(1)	2	15	(1)
Total investor real estate	1	(1)	2	15	(1)
Residential first mortgage	(1)	—	(2)	—	3
Home equity—lines of credit	(2)	(2)	(3)	(1)	(1)
Home equity—closed-end	(1)	(1)	(1)	—	—
Consumer credit card	7	7	9	9	9
Other consumer—exit portfolios	6	5	6	9	11
Other consumer	23	16	15	20	19
Total consumer	32	25	24	37	41
Total	$44	$30	$47	$83	$94

Provision for (benefit from) loan losses	$86	$(139)	$(332)	$(108)	$(15)
Initial allowance on acquired purchased credit deteriorated loans	9	—	—	—	—
Ending allowance for loan losses (ALL)	1,479	1,428	1,597	1,976	2,167
Beginning reserve for unfunded credit commitments	71	87	92	126	149
Provision for (benefit from) unfunded credit losses	24	(16)	(5)	(34)	(23)
Ending reserve for unfunded commitments	95	71	87	92	126
Allowance for credit losses (ACL) at period end	$1,574	$1,499	$1,684	$2,068	$2,293

Regions Financial Corporation and Subsidiaries
Financial Supplement to Fourth Quarter 2021 Earnings Release

Credit Quality (continued)

	As of and for Quarter Ended
($ amounts in millions)	12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020
Net loan charge-offs as a % of average loans, annualized (1):
Commercial and industrial	0.11%	0.06%	0.19%	0.28%	0.48%
Commercial real estate mortgage—owner-occupied	0.01%	(0.06)%	(0.03)%	0.09%	0.07%
Commercial real estate construction—owner-occupied	0.18%	0.10%	0.38%	0.93%	—%
Total commercial	0.10%	0.05%	0.17%	0.26%	0.44%
Commercial investor real estate mortgage	0.01%	(0.05)%	0.19%	1.11%	(0.04)%
Commercial investor real estate construction	—%	—%	(0.01)%	—%	(0.01)%
Total investor real estate	0.01%	(0.03)%	0.14%	0.82%	(0.03)%
Residential first mortgage	(0.02)%	(0.01)%	(0.04)%	—%	0.08%
Home equity—lines of credit	(0.22)%	(0.24)%	(0.29)%	(0.06)%	(0.11)%
Home equity—closed-end	(0.16)%	(0.10)%	(0.10)%	—%	0.03%
Consumer credit card	2.42%	2.57%	3.17%	3.19%	3.02%
Other consumer—exit portfolios	1.69%	1.58%	1.49%	1.98%	1.97%
Other consumer	1.69%	2.80%	2.63%	3.56%	3.02%
Total consumer	0.39%	0.35%	0.34%	0.52%	0.54%
Total	0.20%	0.14%	0.23%	0.40%	0.43%
Non-performing loans, excluding loans held for sale	$451	$530	$666	$738	$745
Non-performing loans held for sale	13	3	99	8	6
Non-performing loans, including loans held for sale	464	533	765	746	751
Foreclosed properties	10	13	15	21	25
Non-performing assets (NPAs)	$474	$546	$780	$767	$776
Loans past due > 90 days (2)	$140	$124	$134	$154	$164
Criticized loans—business (3)	$2,905	$3,054	$3,222	$3,756	$3,800
Credit Ratios (2):
ACL/Loans, net	1.79%	1.80%	2.00%	2.44%	2.69%
ALL/Loans, net	1.69%	1.71%	1.90%	2.33%	2.54%
Allowance for credit losses to non-performing loans, excluding loans held for sale	349%	283%	253%	280%	308%
Allowance for loan losses to non-performing loans, excluding loans held for sale	328%	269%	240%	268%	291%
Non-performing loans, excluding loans held for sale/Loans, net	0.51%	0.64%	0.79%	0.87%	0.87%
NPAs (ex. 90+ past due)/Loans, foreclosed properties, and non-performing loans held for sale	0.54%	0.66%	0.93%	0.90%	0.91%
NPAs (inc. 90+ past due)/Loans, foreclosed properties, and non-performing loans held for sale (1)	0.70%	0.80%	1.09%	1.09%	1.10%
(1)Amounts have been calculated using whole dollar values.
(2)Excludes guaranteed residential first mortgages that are 90+ days past due and still accruing. Refer to the footnotes on page 16 for amounts related to these loans.
(3)Business represents the combined total of commercial and investor real estate loans.

ACL/ Loans excluding PPP, net (non-GAAP)
Regions believes this Allowance for Credit Losses (ACL) ratio provides investors with meaningful additional information about credit loss allowance levels when the SBA's Paycheck Protection Program (PPP) loans, which are fully backed by the U.S. government, are excluded from total loans and the related allowance for credit losses is excluded from the total allowance for credit losses.

	As of
($ amounts in millions)	12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020
Total Loans	$87,784	$83,270	$84,074	$84,755	$85,266
Less: SBA PPP Loans	748	1,536	2,948	4,317	3,624
Loans excluding PPP, net (non-GAAP)	$87,036	$81,734	$81,126	$80,438	$81,642
ACL at period end	$1,574	$1,499	$1,684	$2,068	$2,293
Less: SBA PPP Loans' ACL	2	2	3	3	1
ACL excluding PPP Loans' ACL (non-GAAP)	$1,572	$1,497	$1,681	$2,065	$2,292
ACL/Loans excluding PPP, net (non-GAAP)	1.81%	1.83%	2.07%	2.57%	2.81%

Regions Financial Corporation and Subsidiaries
Financial Supplement to Fourth Quarter 2021 Earnings Release
Non-Performing Loans (excludes loans held for sale)

	As of
($ amounts in millions, %'s calculated using whole dollar values)	12/31/2021		9/30/2021		6/30/2021		3/31/2021		12/31/2020
Commercial and industrial	$305	0.70%	$359	0.86%	$472	1.11%	$426	0.98%	$418	0.97%
Commercial real estate mortgage—owner-occupied	52	0.98%	68	1.26%	76	1.41%	93	1.73%	97	1.80%
Commercial real estate construction—owner-occupied	11	4.11%	11	4.22%	10	4.02%	9	3.24%	9	3.01%
Total commercial	368	0.75%	438	0.92%	558	1.16%	528	1.08%	524	1.08%
Commercial investor real estate mortgage	3	0.06%	4	0.07%	4	0.07%	100	1.86%	114	2.11%
Total investor real estate	3	0.05%	4	0.05%	4	0.05%	100	1.39%	114	1.57%
Residential first mortgage	33	0.19%	37	0.22%	51	0.30%	53	0.32%	53	0.32%
Home equity—lines of credit	40	1.08%	44	1.15%	45	1.12%	48	1.12%	46	1.01%
Home equity—closed-end	7	0.27%	7	0.27%	8	0.30%	9	0.31%	8	0.29%
Total consumer	80	0.25%	88	0.31%	104	0.36%	110	0.38%	107	0.36%
Total non-performing loans	$451	0.51%	$530	0.64%	$666	0.79%	$738	0.87%	$745	0.87%

Early and Late Stage Delinquencies

Accruing 30-89 Days Past Due Loans	As of
($ amounts in millions, %'s calculated using whole dollar values)	12/31/2021		9/30/2021		6/30/2021		3/31/2021		12/31/2020
Commercial and industrial	$64	0.15%	$34	0.08%	$35	0.08%	$42	0.10%	$59	0.14%
Commercial real estate mortgage—owner-occupied	4	0.09%	7	0.14%	7	0.13%	9	0.16%	5	0.09%
Commercial real estate construction—owner-occupied	—	0.07%	1	0.23%	—	0.14%	1	0.27%	1	0.30%
Total commercial	68	0.14%	42	0.09%	42	0.09%	52	0.11%	65	0.13%
Commercial investor real estate mortgage	—	—%	—	—%	4	0.07%	2	0.04%	3	0.06%
Commercial investor real estate construction	—	—%	—	—%	—	—%	1	0.03%	—	—%
Total investor real estate	—	—%	—	—%	4	0.06%	3	0.04%	3	0.04%
Residential first mortgage—non-guaranteed (1)	64	0.38%	60	0.36%	51	0.31%	62	0.39%	80	0.51%
Home equity—lines of credit	21	0.57%	22	0.56%	18	0.45%	22	0.50%	35	0.78%
Home equity—closed-end	11	0.44%	10	0.40%	10	0.39%	12	0.47%	17	0.60%
Consumer credit card	15	1.23%	12	1.02%	11	0.95%	12	1.09%	14	1.15%
Other consumer—exit portfolios	14	1.30%	14	1.08%	15	0.99%	18	1.06%	29	1.42%
Other consumer	46	0.85%	17	0.75%	16	0.70%	17	0.77%	25	1.07%
Total consumer (1)	171	0.67%	135	0.49%	121	0.43%	143	0.51%	200	0.70%
Total accruing 30-89 days past due loans (1)	$239	0.27%	$177	0.21%	$167	0.20%	$198	0.24%	$268	0.32%

Accruing 90+ Days Past Due Loans	As of
($ amounts in millions, %'s calculated using whole dollar values)	12/31/2021		9/30/2021		6/30/2021		3/31/2021		12/31/2020
Commercial and industrial	$5	0.01%	$3	0.01%	$4	0.01%	$8	0.02%	$7	0.02%
Commercial real estate mortgage—owner-occupied	1	0.01%	2	0.03%	2	0.03%	1	0.02%	1	0.01%
Total commercial	6	0.01%	5	0.01%	6	0.01%	9	0.02%	8	0.02%
Residential first mortgage—non-guaranteed (2)	74	0.44%	68	0.41%	75	0.46%	87	0.55%	99	0.62%
Home equity—lines of credit	21	0.56%	20	0.53%	21	0.51%	19	0.45%	19	0.41%
Home equity—closed-end	12	0.49%	13	0.49%	13	0.48%	14	0.52%	13	0.49%
Consumer credit card	12	1.04%	11	0.97%	12	1.05%	14	1.25%	14	1.19%
Other consumer—exit portfolios	2	0.21%	2	0.18%	2	0.17%	3	0.18%	4	0.20%
Other consumer	13	0.23%	5	0.22%	5	0.24%	8	0.33%	7	0.30%
Total consumer (2)	134	0.58%	119	0.43%	128	0.46%	145	0.52%	156	0.54%
Total accruing 90+ days past due loans (2)	$140	0.16%	$124	0.15%	$134	0.16%	$154	0.18%	$164	0.19%

Total delinquencies (1) (2)	$379	0.43%	$301	0.36%	$301	0.36%	$352	0.42%	$432	0.51%
(1)Excludes loans that are 100% guaranteed by FHA and guaranteed loans sold to GNMA where Regions has the right but not the obligation to repurchase. Total 30-89 days past due guaranteed loans excluded were $40 million at 12/31/2021, $40 million at 9/30/2021, $46 million at 6/30/2021, $58 million at 3/31/2021, and $65 million at 12/31/2020.
(2)Excludes loans that are 100% guaranteed by FHA and all guaranteed loans sold to GNMA where Regions has the right but not the obligation to repurchase. Total 90 days or more past due guaranteed loans excluded were $49 million at 12/31/2021, $44 million at 9/30/2021, $44 million at 6/30/2021, $51 million at 3/31/2021, and $57 million at 12/31/2020.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Fourth Quarter 2021 Earnings Release
Troubled Debt Restructurings

	As of
($ amounts in millions)	12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020
Current:
Commercial	$81	$86	$71	$75	$76
Investor real estate	1	28	75	11	44
Residential first mortgage	206	210	206	197	174
Home equity—lines of credit	27	29	31	33	34
Home equity—closed-end	55	58	62	68	73
Consumer credit card	—	—	—	1	1
Other consumer	4	4	4	4	3
Total current	374	415	449	389	405
Accruing 30-89 DPD:
Commercial	—	—	1	2	1
Investor real estate	—	—	—	1	—
Residential first mortgage	14	13	11	11	14
Home equity—lines of credit	1	—	—	—	1
Home equity—closed-end	3	3	3	3	5
Other consumer	—	—	—	—	1
Total accruing 30-89 DPD	18	16	15	17	22
Total accruing and <90 DPD	392	431	464	406	427
Non-accrual or 90+ DPD:
Commercial	87	74	114	125	124
Residential first mortgage	31	32	32	36	42
Home equity—lines of credit	2	3	3	3	2
Home equity—closed-end	6	6	7	7	7
Total non-accrual or 90+DPD	126	115	156	171	175
Total TDRs - Loans	$518	$546	$620	$577	$602
TDRs - Held For Sale	—	2	—	1	1
Total TDRs	$518	$548	$620	$578	$603

Total TDRs - Loans by Portfolio
	As of
($ amounts in millions)	12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020
Total commercial TDRs	$168	$160	$186	$202	$201
Total investor real estate TDRs	1	28	75	12	44
Total consumer TDRs	349	358	359	363	357
Total TDRs - Loans	$518	$546	$620	$577	$602

Regions Financial Corporation and Subsidiaries
Financial Supplement to Fourth Quarter 2021 Earnings Release
Consolidated Balance Sheets (unaudited)

	As of
($ amounts in millions)	12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020
Assets:
Cash and due from banks	$1,350	$1,741	$1,820	$1,918	$1,558
Interest-bearing deposits in other banks	28,061	25,766	23,774	23,002	16,398
Debt securities held to maturity	899	945	993	1,059	1,122
Debt securities available for sale	28,481	28,986	29,290	27,092	27,154
Loans held for sale	1,003	934	1,194	1,487	1,905
Loans, net of unearned income	87,784	83,270	84,074	84,755	85,266
Allowance for loan losses	(1,479)	(1,428)	(1,597)	(1,976)	(2,167)
Net loans	86,305	81,842	82,477	82,779	83,099
Other earning assets	1,187	1,269	1,246	1,262	1,217
Premises and equipment, net	1,814	1,805	1,825	1,852	1,897
Interest receivable	319	304	323	336	346
Goodwill	5,744	5,181	5,181	5,181	5,190
Residential mortgage servicing rights at fair value (MSRs)	418	410	392	401	296
Other identifiable intangible assets, net	305	101	108	114	122
Other assets	7,052	6,869	6,987	6,848	7,085
Total assets	$162,938	$156,153	$155,610	$153,331	$147,389
Liabilities and Equity:
Deposits:
Non-interest-bearing	$58,369	$57,145	$56,468	$55,925	$51,289
Interest-bearing	80,703	74,894	75,016	73,677	71,190
Total deposits	139,072	132,039	131,484	129,602	122,479
Borrowed funds:
Long-term borrowings	2,407	2,451	2,870	2,916	3,569
Other liabilities	3,133	3,040	3,004	2,951	3,230
Total liabilities	144,612	137,530	137,358	135,469	129,278
Equity:
Preferred stock, non-cumulative perpetual	1,659	1,659	1,659	1,656	1,656
Common stock	10	10	10	10	10
Additional paid-in capital	12,189	12,479	12,467	12,740	12,731
Retained earnings	5,550	5,296	4,836	4,235	3,770
Treasury stock, at cost	(1,371)	(1,371)	(1,371)	(1,371)	(1,371)
Accumulated other comprehensive income, net	289	532	651	592	1,315
Total shareholders’ equity	18,326	18,605	18,252	17,862	18,111
Noncontrolling interest	—	18	—	—	—
Total equity	18,326	18,623	18,252	17,862	18,111
Total liabilities and equity	$162,938	$156,153	$155,610	$153,331	$147,389

Regions Financial Corporation and Subsidiaries
Financial Supplement to Fourth Quarter 2021 Earnings Release
End of Period Loans

	As of
						12/31/2021		12/31/2021
($ amounts in millions)	12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020	vs. 9/30/2021		vs. 12/31/2020
Commercial and industrial	$43,758	$41,748	$42,628	$43,241	$42,870	$2,010	4.8%	$888	2.1%
Commercial real estate mortgage—owner-occupied	5,287	5,446	5,381	5,335	5,405	(159)	(2.9)%	(118)	(2.2)%
Commercial real estate construction—owner-occupied	264	252	245	293	300	12	4.8%	(36)	(12.0)%
Total commercial	49,309	47,446	48,254	48,869	48,575	1,863	3.9%	734	1.5%
Commercial investor real estate mortgage	5,441	5,608	5,449	5,405	5,394	(167)	(3.0)%	47	0.9%
Commercial investor real estate construction	1,586	1,704	1,799	1,817	1,869	(118)	(6.9)%	(283)	(15.1)%
Total investor real estate	7,027	7,312	7,248	7,222	7,263	(285)	(3.9)%	(236)	(3.2)%
Total business	56,336	54,758	55,502	56,091	55,838	1,578	2.9%	498	0.9%
Residential first mortgage	17,512	17,347	17,051	16,643	16,575	165	1.0%	937	5.7%
Home equity—lines of credit (1)	3,744	3,875	4,057	4,286	4,539	(131)	(3.4)%	(795)	(17.5)%
Home equity—closed-end (2)	2,510	2,556	2,588	2,631	2,713	(46)	(1.8)%	(203)	(7.5)%
Consumer credit card	1,184	1,136	1,131	1,111	1,213	48	4.2%	(29)	(2.4)%
Other consumer—exit portfolios (3)	1,071	1,260	1,479	1,739	2,035	(189)	(15.0)%	(964)	(47.4)%
Other consumer	5,427	2,338	2,266	2,254	2,353	3,089	132.1%	3,074	130.6%
Total consumer	31,448	28,512	28,572	28,664	29,428	2,936	10.3%	2,020	6.9%
Total Loans	$87,784	$83,270	$84,074	$84,755	$85,266	$4,514	5.4%	$2,518	3.0%
_______
NM - Not meaningful.
(1)     The balance of Regions' home equity lines of credit consists of $2,089 million of first lien and $1,655 million of second lien at 12/31/2021.
(2)    The balance of Regions' closed-end home equity loans consists of $2,334 million of first lien and $176 million of second lien at 12/31/2021.
(3)    Regions ceased originating indirect vehicle loans in the second quarter of 2019 and decided not to renew another third party relationship in the fourth quarter of 2019.

Adjusted Ending Balances of Loans (non-GAAP)
Regions believes adjusting ending loan balances for the impact of commercial loans transferred to held for sale, SBA PPP loans and the other consumer exit portfolio, provides a meaningful calculation of loan growth rates and presents them on the same basis as that applied by management.

	As of
						12/31/2021		12/31/2021
($ amounts in millions)	12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020	vs. 9/30/2021		vs. 12/31/2020
Commercial and industrial	$43,758	$41,748	$42,628	$43,241	$42,870	$2,010	4.8%	$888	2.1%
Add: Commercial loans held for sale reclassified to the portfolio(1)	—	—	—	210	239	—	NM	(239)	(100.0)%
Less: SBA PPP Loans	748	1,536	2,948	4,317	3,624	(788)	(51.3)%	(2,876)	(79.4)%
Adjusted commercial and industrial loans (non-GAAP)	$43,010	$40,212	$39,680	$39,134	$39,485	$2,798	7.0%	$3,525	8.9%
Total commercial loans	$49,309	$47,446	$48,254	$48,869	$48,575	$1,863	3.9%	$734	1.5%
Add: Commercial loans held for sale reclassified to the portfolio(1)	—	—	—	210	239	—	NM	(239)	(100.0)%
Less: SBA PPP Loans	748	1,536	2,948	4,317	3,624	(788)	(51.3)%	(2,876)	(79.4)%
Adjusted total commercial loans (non-GAAP)	$48,561	$45,910	$45,306	$44,762	$45,190	$2,651	5.8%	$3,371	7.5%
Total business loans	$56,336	$54,758	$55,502	$56,091	$55,838	$1,578	2.9%	$498	0.9%
Add: Commercial loans held for sale reclassified to the portfolio(1)	—	—	—	210	239	—	NM	(239)	(100.0)%
Less: SBA PPP Loans	748	1,536	2,948	4,317	3,624	(788)	(51.3)%	(2,876)	(79.4)%
Adjusted total business loans (non-GAAP)	$55,588	$53,222	$52,554	$51,984	$52,453	$2,366	4.4%	$3,135	6.0%
Total consumer loans	$31,448	$28,512	$28,572	$28,664	$29,428	$2,936	10.3%	$2,020	6.9%
Less: Other consumer- exit portfolios (2)	1,071	1,260	1,479	1,739	2,035	(189)	(15.0)%	(964)	(47.4)%
Adjusted total consumer loans (non-GAAP)	30,377	27,252	27,093	26,925	27,393	$3,125	11.5%	$2,984	10.9%
Total loans	$87,784	$83,270	$84,074	$84,755	$85,266	$4,514	5.4%	$2,518	3.0%
Add: Commercial loans held for sale reclassified to the portfolio(1)	—	—	—	210	239	—	NM	(239)	(100.0)%
Less: SBA PPP Loans	748	1,536	2,948	4,317	3,624	(788)	(51.3)%	(2,876)	(79.4)%
Less: Other consumer- exit portfolios (2)	1,071	1,260	1,479	1,739	2,035	(189)	(15.0)%	(964)	(47.4)%
Adjusted ending total loans (non-GAAP)	$85,965	$80,474	$79,647	$78,909	$79,846	$5,491	6.8%	$6,119	7.7%
_______
NM - Not meaningful.
(1)On December 31, 2020, Regions reclassified a certain portfolio of approximately $239 million of commercial and industrial loans to loans held for sale. On June 1, 2021, Regions made the decision not to sell the respective loans, therefore the remaining balance of approximately $193 million was reclassified back into the held for investment portfolio.
(2)Regions ceased originating indirect vehicle loans in the second quarter of 2019 and decided not to renew another third party relationship in the fourth quarter of 2019.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Fourth Quarter 2021 Earnings Release

End of Period Loans (continued)

	As of
End of Period Loans by Percentage	12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020
Commercial and industrial	49.9%	50.1%	50.7%	51.0%	50.3%
Commercial real estate mortgage—owner-occupied	6.0%	6.5%	6.4%	6.3%	6.3%
Commercial real estate construction—owner-occupied	0.3%	0.3%	0.3%	0.3%	0.4%
Total commercial	56.2%	56.9%	57.4%	57.6%	57.0%
Commercial investor real estate mortgage	6.2%	6.7%	6.5%	6.4%	6.3%
Commercial investor real estate construction	1.8%	2.0%	2.1%	2.1%	2.2%
Total investor real estate	8.0%	8.7%	8.6%	8.5%	8.5%
Total business	64.2%	65.6%	66.0%	66.1%	65.5%
Residential first mortgage	19.9%	20.8%	20.3%	19.6%	19.4%
Home equity—lines of credit	4.3%	4.7%	4.8%	5.1%	5.3%
Home equity—closed-end	2.9%	3.1%	3.1%	3.1%	3.2%
Consumer credit card	1.3%	1.4%	1.3%	1.3%	1.4%
Other consumer—exit portfolios	1.2%	1.5%	1.8%	2.1%	2.4%
Other consumer	6.2%	2.8%	2.7%	2.7%	2.8%
Total consumer	35.8%	34.4%	34.0%	33.9%	34.5%
Total Loans	100.0%	100.0%	100.0%	100.0%	100.0%

Regions Financial Corporation and Subsidiaries
Financial Supplement to Fourth Quarter 2021 Earnings Release
Average Balances of Loans

	Average Balances
($ amounts in millions)	4Q21	3Q21	2Q21	1Q21	4Q20	4Q21 vs. 3Q21		4Q21 vs. 4Q20
Commercial and industrial	$42,254	$41,892	$43,140	$42,816	$43,889	$362	0.9%	$(1,635)	(3.7)%
Commercial real estate mortgage—owner-occupied	5,386	5,436	5,358	5,375	5,405	(50)	(0.9)%	(19)	(0.4)%
Commercial real estate construction—owner-occupied	263	246	276	303	303	17	6.9%	(40)	(13.2)%
Total commercial	47,903	47,574	48,774	48,494	49,597	329	0.7%	(1,694)	(3.4)%
Commercial investor real estate mortgage	5,531	5,605	5,521	5,375	5,549	(74)	(1.3)%	(18)	(0.3)%
Commercial investor real estate construction	1,654	1,706	1,761	1,847	1,899	(52)	(3.0)%	(245)	(12.9)%
Total investor real estate	7,185	7,311	7,282	7,222	7,448	(126)	(1.7)%	(263)	(3.5)%
Total business	55,088	54,885	56,056	55,716	57,045	203	0.4%	(1,957)	(3.4)%
Residential first mortgage	17,413	17,198	16,795	16,606	16,433	215	1.3%	980	6.0%
Home equity—lines of credit	3,806	3,956	4,165	4,416	4,646	(150)	(3.8)%	(840)	(18.1)%
Home equity—closed-end	2,528	2,567	2,609	2,669	2,765	(39)	(1.5)%	(237)	(8.6)%
Consumer credit card	1,155	1,128	1,108	1,151	1,190	27	2.4%	(35)	(2.9)%
Other consumer—exit portfolios (1)	1,160	1,363	1,599	1,884	2,187	(203)	(14.9)%	(1,027)	(47.0)%
Other consumer	5,398	2,253	2,219	2,313	2,398	3,145	139.6%	3,000	125.1%
Total consumer	31,460	28,465	28,495	29,039	29,619	2,995	10.5%	1,841	6.2%
Total loans	$86,548	$83,350	$84,551	$84,755	$86,664	$3,198	3.8%	$(116)	(0.1)%
_____
NM - Not meaningful.
(1)Regions ceased originating indirect vehicle lending in the second quarter of 2019 and decided not to renew another third party relationship in the fourth quarter of 2019.

Adjusted Average Balances of Loans (non-GAAP)
Regions believes adjusting total average loans for the impact of commercial loans transferred to held for sale, SBA PPP loans, the indirect-other consumer exit portfolio and the indirect- vehicles exit portfolio, provides a meaningful calculation of loan growth rates and presents them on the same basis as that applied by management.

	Average Balances
($ amounts in millions)	4Q21	3Q21	2Q21	1Q21	4Q20	4Q21 vs. 3Q21		4Q21 vs. 4Q20
Commercial and industrial	$42,254	$41,892	$43,140	$42,816	$43,889	$362	0.9%	$(1,635)	(3.7)%
Add: Commercial loans held for sale reclassified to the portfolio(1)	—	—	138	231	3	—	NM	(3)	(100.0)%
Less: SBA PPP Loans	1,088	2,138	3,901	3,798	4,143	(1,050)	(49.1)%	(3,055)	(73.7)%
Adjusted commercial and industrial loans (non-GAAP)	$41,166	$39,754	$39,377	$39,249	$39,749	$1,412	3.6%	$1,417	3.6%
Total commercial loans	$47,903	$47,574	$48,774	$48,494	$49,597	$329	0.7%	$(1,694)	(3.4)%
Add: Commercial loans held for sale reclassified to the portfolio(1)	—	—	138	231	—	—	NM	—	NM
Less: SBA PPP Loans	1,088	2,138	3,901	3,798	4,143	(1,050)	(49.1)%	(3,055)	(73.7)%
Adjusted total commercial loans (non-GAAP)	$46,815	$45,436	$45,011	$44,927	$45,454	$1,379	3.0%	$1,361	3.0%
Total business loans	$55,088	$54,885	$56,056	$55,716	$57,045	$203	0.4%	$(1,957)	(3.4)%
Add: Commercial loans held for sale reclassified to the portfolio(1)	—	—	138	231	3	—	NM	(3)	(100.0)%
Less: SBA PPP Loans	1,088	2,138	3,901	3,798	4,143	(1,050)	(49.1)%	(3,055)	(73.7)%
Adjusted total business loans (non-GAAP)	$54,000	$52,747	$52,293	$52,149	$52,905	$1,253	2.4%	$1,095	2.1%
Total consumer loans	$31,460	$28,465	$28,495	$29,039	$29,619	$2,995	10.5%	$1,841	6.2%
Less: other consumer—exit portfolios (2)	1,160	1,363	1,599	1,884	2,187	(203)	(14.9)%	(1,027)	(47.0)%
Adjusted total consumer loans (non-GAAP)	$30,300	$27,102	$26,896	$27,155	$27,432	$3,198	11.8%	$2,868	10.5%
Total loans	$86,548	$83,350	$84,551	$84,755	$86,664	$3,198	3.8%	$(116)	(0.1)%
Add: Commercial loans held for sale reclassified to the portfolio(1)	—	—	138	231	3	—	NM	(3)	(100.0)%
Less: SBA PPP Loans	1,088	2,138	3,901	3,798	4,143	(1,050)	(49.1)%	(3,055)	(73.7)%
Less: other consumer—exit portfolios (2)	1,160	1,363	1,599	1,884	2,187	(203)	(14.9)%	(1,027)	(47.0)%
Adjusted total loans (non-GAAP)	$84,300	$79,849	$79,189	$79,304	$80,337	$4,451	5.6%	$3,963	4.9%
NM - Not meaningful.
(1)On December 31, 2020, Regions reclassified a certain portfolio of approximately $239 million of commercial and industrial loans to loans held for sale. On June 1, 2021, Regions made the decision not to sell the respective loans, therefore the remaining balance of approximately $193 million was reclassified back into the held for investment portfolio.
(2)Regions ceased originating indirect vehicle lending in the second quarter of 2019 and decided not to renew another third party relationship in the fourth quarter of 2019.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Fourth Quarter 2021 Earnings Release
Average Balances of Loans (continued)

	Average Balances
	Twelve Months Ended December 31
($ amounts in millions)	2021	2020	2021 vs. 2020
Commercial and industrial	$42,522	$45,028	$(2,506)	(5.6)%
Commercial real estate mortgage—owner-occupied	5,389	5,476	(87)	(1.6)%
Commercial real estate construction—owner-occupied	272	314	(42)	(13.4)%
Total commercial	48,183	50,818	(2,635)	(5.2)%
Commercial investor real estate mortgage	5,509	5,251	258	4.9%
Commercial investor real estate construction	1,741	1,854	(113)	(6.1)%
Total investor real estate	7,250	7,105	145	2.0%
Total business	55,433	57,923	(2,490)	(4.3)%
Residential first mortgage	17,006	15,397	1,609	10.5%
Home equity—lines of credit	4,084	4,948	(864)	(17.5)%
Home equity—closed-end	2,593	2,914	(321)	(11.0)%
Consumer credit card	1,136	1,240	(104)	(8.4)%
Other consumer—exit portfolios (1)	1,499	2,758	(1,259)	(45.6)%
Other consumer	3,051	2,633	418	15.9%
Total consumer	29,369	29,890	(521)	(1.7)%
Total Loans	$84,802	$87,813	$(3,011)	(3.4)%
_____
NM - Not meaningful.
(1)Regions ceased originating indirect vehicle lending in the second quarter of 2019 and decided not to renew a third party relationship in the fourth quarter of 2019.

Adjusted Average Balances of Loans (non-GAAP)
Regions believes adjusting total average loans for the impact of commercial loans transferred to held for sale, SBA PPP loans, the indirect- other consumer exit portfolio and the indirect vehicles exit portfolio, provides a meaningful calculation of loan growth rates and presents them on the same basis as that applied by management.

	Average Balances
	Twelve Months Ended December 31
($ amounts in millions)	2021	2020	2021 vs. 2020
Commercial and industrial	$42,522	$45,028	$(2,506)	(5.6)%
Add: Commercial loans held for sale reclassified to the portfolio (1)	91	1	90	NM
Less: SBA PPP Loans	2,722	2,986	(264)	(8.8)%
Adjusted commercial and industrial loans (non-GAAP)	$39,891	$42,043	$(2,152)	(5.1)%
Total commercial loans	$48,183	$50,818	$(2,635)	(5.2)%
Add: Commercial loans held for sale reclassified to the portfolio (1)	91	1	90	NM
Less: SBA PPP Loans	2,722	2,986	(264)	(8.8)%
Adjusted total commercial loans (non-GAAP)	$45,552	$47,833	$(2,281)	(4.8)%
Total business loans	$55,433	$57,923	$(2,490)	(4.3)%
Add: Commercial loans held for sale reclassified to the portfolio (1)	91	1	90	NM
Less: SBA PPP Loans	2,722	2,986	(264)	(8.8)%
Adjusted total business loans (non-GAAP)	$52,802	$54,938	$(2,136)	(3.9)%
Total consumer loans	$29,369	$29,890	$(521)	(1.7)%
Less: other consumer—exit portfolios (2)	1,499	2,758	(1,259)	(45.6)%
Adjusted total consumer loans (non-GAAP)	$27,870	$27,132	$738	2.7%
Total Loans	$84,802	$87,813	$(3,011)	(3.4)%
Add: Commercial loans held for sale reclassified to the portfolio (1)	91	1	90	NM
Less: SBA PPP Loans	2,722	2,986	(264)	(8.8)%
Less: other consumer—exit portfolios (2)	1,499	2,758	(1,259)	(45.6)%
Adjusted total loans (non-GAAP)	$80,672	$82,070	$(1,398)	(1.7)%
NM - Not meaningful.
(1)On December 31, 2020, Regions reclassified a certain portfolio of approximately $239 million of commercial and industrial loans to loans held for sale. On June 1, 2021, Regions made the decision not to sell the respective loans, therefore the remaining balance of approximately $193 million was reclassified back into the held for investment portfolio.
(2)Regions ceased originating indirect vehicle lending in the second quarter of 2019 and decided not to renew another third party relationship in the fourth quarter of 2019.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Fourth Quarter 2021 Earnings Release
End of Period Deposits

	As of
						12/31/2021		12/31/2021
($ amounts in millions)	12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020	vs. 9/30/2021		vs. 12/31/2020
Interest-free deposits	$58,369	$57,145	$56,468	$55,925	$51,289	$1,224	2.1%	$7,080	13.8%
Interest-bearing checking	28,018	25,217	25,512	24,757	24,484	2,801	11.1%	3,534	14.4%
Savings	15,134	14,573	14,099	13,500	11,635	561	3.8%	3,499	30.1%
Money market—domestic	31,408	30,736	30,725	30,448	29,719	672	2.2%	1,689	5.7%
Low-cost deposits	132,929	127,671	126,804	124,630	117,127	5,258	4.1%	15,802	13.5%
Time deposits	6,143	4,368	4,679	4,970	5,341	1,775	40.6%	802	15.0%
Total Customer Deposits	139,072	132,039	131,483	129,600	122,468	7,033	5.3%	16,604	13.6%
Corporate treasury time deposits	—	—	1	2	11	—	NM	(11)	(100.0)%
Total Deposits	$139,072	$132,039	$131,484	$129,602	$122,479	$7,033	5.3%	$16,593	13.5%

	As of
						12/31/2021		12/31/2021
($ amounts in millions)	12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020	vs. 9/30/2021		vs. 12/31/2020
Consumer Bank Segment	$82,849	$79,873	$78,428	$77,381	$71,652	$2,976	3.7%	$11,197	15.6%
Corporate Bank Segment	42,689	41,442	43,147	42,211	40,745	1,247	3.0%	1,944	4.8%
Wealth Management Segment	10,853	10,251	9,477	9,537	9,718	602	5.9%	1,135	11.7%
Other (1)	2,681	473	432	473	364	2,208	466.8%	2,317	NM
Total Deposits	$139,072	$132,039	$131,484	$129,602	$122,479	$7,033	5.3%	$16,593	13.5%

	As of
						12/31/2021		12/31/2021
($ amounts in millions)	12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020	vs. 9/30/2021		vs. 12/31/2020
Wealth Management - Private Wealth	$10,033	$9,046	$8,614	$8,589	$8,462	$987	10.9%	$1,571	18.6%
Wealth Management - Institutional Services	820	1,205	863	948	1,256	(385)	(32.0)%	(436)	(34.7)%
Total Wealth Management Segment Deposits	$10,853	$10,251	$9,477	$9,537	$9,718	$602	5.9%	$1,135	11.7%

					As of
End of Period Deposits by Percentage					12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020
Interest-free deposits					42.0%	43.3%	42.9%	43.2%	41.9%
Interest-bearing checking					20.1%	19.1%	19.4%	19.1%	20.0%
Savings					10.9%	11.0%	10.7%	10.4%	9.5%
Money market—domestic					22.6%	23.3%	23.4%	23.5%	24.3%
Low-cost deposits					95.6%	96.7%	96.4%	96.2%	95.7%
Time deposits					4.4%	3.3%	3.6%	3.8%	4.3%
Total Deposits					100.0%	100.0%	100.0%	100.0%	100.0%
NM - Not meaningful.
(1)Other deposits represent non-customer balances primarily consisting of wholesale funding (for example, Eurodollar trade deposits, selected deposits and brokered time deposits).

Regions Financial Corporation and Subsidiaries
Financial Supplement to Fourth Quarter 2021 Earnings Release
Average Balances of Deposits

	Average Balances
($ amounts in millions)	4Q21	3Q21	2Q21	1Q21	4Q20	4Q21 vs. 3Q21		4Q21 vs. 4Q20
Interest-free deposits	$57,840	$56,999	$56,595	$51,839	$50,532	$841	1.5%	$7,308	14.5%
Interest-bearing checking	26,000	25,277	25,044	24,171	22,940	723	2.9%	3,060	13.3%
Savings	14,854	14,328	13,914	12,340	11,374	526	3.7%	3,480	30.6%
Money market—domestic	31,483	30,765	30,762	29,425	29,312	718	2.3%	2,171	7.4%
Low-cost deposits	130,177	127,369	126,315	117,775	114,158	2,808	2.2%	16,019	14.0%
Time deposits	6,505	4,527	4,813	5,158	5,598	1,978	43.7%	907	16.2%
Total Customer Deposits	136,682	131,896	131,128	122,933	119,756	4,786	3.6%	16,926	14.1%
Corporate treasury time deposits	—	1	1	4	11	(1)	(100.0)%	(11)	(100.0)%
Corporate treasury other deposits	—	—	3	—	—	—	NM	—	NM
Total Deposits	$136,682	$131,897	$131,132	$122,937	$119,767	$4,785	3.6%	16,915	14.1%

	Average Balances
($ amounts in millions)	4Q21	3Q21	2Q21	1Q21	4Q20	4Q21 vs. 3Q21		4Q21 vs. 4Q20
Consumer Bank Segment	$80,930	$79,098	$78,200	$72,949	$69,912	$1,832	2.3%	$11,018	15.8%
Corporate Bank Segment	42,659	42,525	42,966	40,285	40,581	134	0.3%	2,078	5.1%
Wealth Management Segment	10,054	9,873	9,519	9,281	8,884	181	1.8%	1,170	13.2%
Other (1)	3,039	401	447	422	390	2,638	NM	2,649	NM
Total Deposits	$136,682	$131,897	$131,132	$122,937	$119,767	$4,785	3.6%	$16,915	14.1%

	Average Balances
($ amounts in millions)	4Q21	3Q21	2Q21	1Q21	4Q20	4Q21 vs. 3Q21		4Q21 vs. 4Q20
Wealth Management - Private Wealth	$9,266	$9,036	$8,673	$8,442	$8,106	$230	2.5%	$1,160	14.3%
Wealth Management - Institutional Services	788	837	846	839	778	(49)	(5.9)%	10	1.3%
Total Wealth Management Segment Deposits	$10,054	$9,873	$9,519	$9,281	$8,884	$181	1.8%	$1,170	13.2%

	Average Balances
	Twelve Months Ended December 31
($ amounts in millions)	2021	2020	2021 vs. 2020
Interest-free deposits	$55,838	$44,386	$11,452	25.8%
Interest-bearing checking	25,128	21,522	3,606	16.8%
Savings	13,867	10,325	3,542	34.3%
Money market—domestic	30,615	27,877	2,738	9.8%
Low-cost deposits	125,448	104,110	21,338	20.5%
Time deposits	5,253	6,432	(1,179)	(18.3)%
Total Customer Deposits	130,701	110,542	20,159	18.2%
Corporate treasury time deposits	1	93	(92)	(98.9)%
Corporate treasury other deposits	1	159	(158)	(99.4)%
Total Deposits	$130,703	$110,794	$19,909	18.0%

	Average Balances
	Twelve Months Ended December 31
($ amounts in millions)	2021	2020	2021 vs. 2020
Consumer Bank Segment	$77,820	$66,065	$11,755	17.8%
Corporate Bank Segment	42,115	35,613	6,502	18.3%
Wealth Management Segment	9,684	8,501	1,183	13.9%
Other (1)	1,084	615	469	76.3%
Total Deposits	$130,703	$110,794	$19,909	18.0%

	Average Balances
	Twelve Months Ended December 31
($ amounts in millions)	2021	2020	2021 vs. 2020
Wealth Management - Private Wealth	$8,857	$7,573	$1,284	17.0%
Wealth Management - Institutional Services	827	928	(101)	(10.9)%
Total Wealth Management Segment Deposits	$9,684	$8,501	$1,183	13.9%
________
NM - Not meaningful.
(1)Other deposits represent non-customer balances primarily consisting of wholesale funding (for example, Eurodollar trade deposits, selected deposits and brokered time deposits).

Regions Financial Corporation and Subsidiaries
Financial Supplement to Fourth Quarter 2021 Earnings Release
Reconciliation to GAAP Financial Measures
Tangible Common Ratios
The following tables provide the calculation of the end of period “tangible common shareholders’ equity” and "tangible common book value per share" ratios, and a reconciliation of shareholders’ equity (GAAP) to tangible common shareholders’ equity (non-GAAP). Since analysts and banking regulators may assess Regions’ capital adequacy using tangible common shareholders' equity, we believe that it is useful to provide investors the ability to assess Regions’ capital adequacy on this same basis.

		As of and for Quarter Ended
($ amounts in millions, except per share data)		12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020
Tangible Common Ratios
Shareholders’ equity (GAAP)		$18,326	$18,605	$18,252	$17,862	$18,111
Less:
Preferred stock (GAAP)		1,659	1,659	1,659	1,656	1,656
Intangible assets (GAAP)		6,049	5,282	5,289	5,295	5,312
Deferred tax liability related to intangibles (GAAP)		(100)	(97)	(96)	(96)	(106)
Tangible common shareholders’ equity (non-GAAP)	A	$10,718	$11,761	$11,400	$11,007	$11,249
Total assets (GAAP)		$162,938	$156,153	$155,610	$153,331	$147,389
Less:
Intangible assets (GAAP)		6,049	5,282	5,289	5,295	5,312
Deferred tax liability related to intangibles (GAAP)		(100)	(97)	(96)	(96)	(106)
Tangible assets (non-GAAP)	B	$156,989	$150,968	$150,417	$148,132	$142,183
Shares outstanding—end of quarter	C	942	955	955	961	960
Tangible common shareholders’ equity to tangible assets (non-GAAP) (1)	A/B	6.83%	7.79%	7.58%	7.43%	7.91%
Tangible common book value per share (non-GAAP) (1)	A/C	$11.38	$12.32	$11.94	$11.46	$11.71
_________
(1)Amounts have been calculated using whole dollar values.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Fourth Quarter 2021 Earnings Release
Forward-Looking Statements
This release may include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results or other developments. Forward-looking statements are based on management’s current expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, and because they also relate to the future they are likewise subject to inherent uncertainties and other factors that may cause actual results to differ materially from the views, beliefs and projections expressed in such statements. Therefore, we caution you against relying on any of these forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, those described below:
•Current and future economic and market conditions in the United States generally or in the communities we serve (in particular the Southeastern United States), including the effects of possible declines in property values, increases in unemployment rates, financial market disruptions and potential reductions of economic growth, which may adversely affect our lending and other businesses and our financial results and conditions.
•Possible changes in trade, monetary and fiscal policies of, and other activities undertaken by, governments, agencies, central banks and similar organizations, which could have a material adverse effect on our earnings.
•Possible changes in market interest rates or capital markets could adversely affect our revenue and expense, the value of assets and obligations, and the availability and cost of capital and liquidity.
•The impact of pandemics, including the ongoing COVID-19 pandemic, on our businesses, operations, and financial results and conditions. The duration and severity of any pandemic, including the COVID-19 pandemic, could disrupt the global economy, adversely affect our capital and liquidity position, impair the ability of borrowers to repay outstanding loans and increase our allowance for credit losses, impair collateral values, and result in lost revenue or additional expenses.
•Any impairment of our goodwill or other intangibles, any repricing of assets, or any adjustment of valuation allowances on our deferred tax assets due to changes in tax law, adverse changes in the economic environment, declining operations of the reporting unit or other factors.
•The effect of new tax legislation and/or interpretation of existing tax law, which may impact our earnings, capital ratios, and our ability to return capital to shareholders.
•Possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans and leases, including operating leases.
•Changes in the speed of loan prepayments, loan origination and sale volumes, charge-offs, credit loss provisions or actual credit losses where our allowance for credit losses may not be adequate to cover our eventual losses.
•Possible acceleration of prepayments on mortgage-backed securities due to low interest rates, and the related acceleration of premium amortization on those securities.
•Loss of customer checking and savings account deposits as customers pursue other, higher-yield investments, which could increase our funding costs.
•Possible changes in consumer and business spending and saving habits and the related effect on our ability to increase assets and to attract deposits, which could adversely affect our net income.
•Our ability to effectively compete with other traditional and non-traditional financial services companies, including fintechs, some of whom possess greater financial resources than we do or are subject to different regulatory standards than we are.
•Our inability to develop and gain acceptance from current and prospective customers for new products and services and the enhancement of existing products and services to meet customers’ needs and respond to emerging technological trends in a timely manner could have a negative impact on our revenue.
•Our inability to keep pace with technological changes, including those related to the offering of digital banking and financial services, could result in losing business to competitors.
•Changes in laws and regulations affecting our businesses, including legislation and regulations relating to bank products and services, as well as changes in the enforcement and interpretation of such laws and regulations by applicable governmental and self-regulatory agencies, including as a result of the changes in U.S. presidential administration, control of the U.S. Congress, and changes in personnel at the bank regulatory agencies, which could require us to change certain business practices, increase compliance risk, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses.
•Our capital actions, including dividend payments, common stock repurchases, or redemptions of preferred stock, must not cause us to fall below minimum capital ratio requirements, with applicable buffers taken into account, and must comply with other requirements and restrictions under law or imposed by our regulators, which may impact our ability to return capital to shareholders.
•Our ability to comply with stress testing and capital planning requirements (as part of the CCAR process or otherwise) may continue to require a significant investment of our managerial resources due to the importance of such tests and requirements.
•Our ability to comply with applicable capital and liquidity requirements (including, among other things, the Basel III capital standards), including our ability to generate capital internally or raise capital on favorable terms, and if we fail to meet requirements, our financial condition and market perceptions of us could be negatively impacted.
•The effects of any developments, changes or actions relating to any litigation or regulatory proceedings brought against us or any of our subsidiaries.
•The costs, including possibly incurring fines, penalties, or other negative effects (including reputational harm) of any adverse judicial, administrative, or arbitral rulings or proceedings, regulatory enforcement actions, or other legal actions to which we or any of our subsidiaries are a party, and which may adversely affect our results.
•Our ability to manage fluctuations in the value of assets and liabilities and off-balance sheet exposure so as to maintain sufficient capital and liquidity to support our businesses.
•Our ability to execute on our strategic and operational plans, including our ability to fully realize the financial and nonfinancial benefits relating to our strategic initiatives.
•The risks and uncertainties related to our acquisition or divestiture of businesses, including our recently completed acquisitions of EnerBank, Sabal Capital Partners, and Clearsight Advisors, and risks related to such acquisitions, including that the expected synergies, cost savings and other financial or other benefits may not be realized within the expected timeframes, or might be less than projected; difficulties in integrating the businesses; and the inability of Regions to effectively cross-sell products following these acquisitions.
•The success of our marketing efforts in attracting and retaining customers.
•Our ability to recruit and retain talented and experienced personnel to assist in the development, management and operation of our products and services may be affected by changes in laws and regulations in effect from time to time.
•Fraud or misconduct by our customers, employees or business partners.
•Any inaccurate or incomplete information provided to us by our customers or counterparties.
•Inability of our framework to manage risks associated with our businesses, such as credit risk and operational risk, including third-party vendors and other service providers, which could, among other things, result in a breach of operating or security systems as a result of a cyber attack or similar act or failure to deliver our services effectively.
•Dependence on key suppliers or vendors to obtain equipment and other supplies for our businesses on acceptable terms.
•The inability of our internal controls and procedures to prevent, detect or mitigate any material errors or fraudulent acts.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Fourth Quarter 2021 Earnings Release
•The effects of geopolitical instability, including wars, conflicts, civil unrest, and terrorist attacks and the potential impact, directly or indirectly, on our businesses.
•The effects of man-made and natural disasters, including fires, floods, droughts, tornadoes, hurricanes, and environmental damage (specifically in the Southeastern United States), which may negatively affect our operations and/or our loan portfolios and increase our cost of conducting business. The severity and frequency of future earthquakes, fires, hurricanes, tornadoes, droughts, floods and other weather-related events are difficult to predict and may be exacerbated by global climate change.
•Changes in commodity market prices and conditions could adversely affect the cash flows of our borrowers operating in industries that are impacted by changes in commodity prices (including businesses indirectly impacted by commodities prices such as businesses that transport commodities or manufacture equipment used in the production of commodities), which could impair their ability to service any loans outstanding to them and/or reduce demand for loans in those industries.
•Our ability to identify and address cyber-security risks such as data security breaches, malware, ransomware, “denial of service” attacks, “hacking” and identity theft, including account take-overs, a failure of which could disrupt our businesses and result in the disclosure of and/or misuse or misappropriation of confidential or proprietary information, disruption or damage to our systems, increased costs, losses, or adverse effects to our reputation.
•Our ability to achieve our expense management initiatives.
•Market replacement of LIBOR and the related effect on our LIBOR-based financial products and contracts, including, but not limited to, derivative products, debt obligations, deposits, investments, and loans.
•Possible downgrades in our credit ratings or outlook could, among other negative impacts, increase the costs of funding from capital markets.
•The effects of problems encountered by other financial institutions that adversely affect us or the banking industry generally could require us to change certain business practices, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses.
•The effects of the failure of any component of our business infrastructure provided by a third party could disrupt our businesses, result in the disclosure of and/or misuse of confidential information or proprietary information, increase our costs, negatively affect our reputation, and cause losses.
•Our ability to receive dividends from our subsidiaries, in particular Regions Bank, could affect our liquidity and ability to pay dividends to shareholders.
•Changes in accounting policies or procedures as may be required by the FASB or other regulatory agencies could materially affect our financial statements and how we report those results, and expectations and preliminary analyses relating to how such changes will affect our financial results could prove incorrect.
•Fluctuations in the price of our common stock and inability to complete stock repurchases in the time frame and/or on the terms anticipated.
•The effects of any damage to our reputation resulting from developments related to any of the items identified above.
•Other risks identified from time to time in reports that we file with the SEC.
The foregoing list of factors is not exhaustive. For discussion of these and other factors that may cause actual results to differ from expectations, look under the captions “Forward-Looking Statements” and “Risk Factors” of Regions’ Annual Report on Form 10-K for the year ended December 31, 2020 and the "Risk Factors" of Regions' Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 as filed with the SEC.
Forward-looking statements are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond our control, including the scope and duration of the COVID-19 pandemic (including any resurgences) and the direct and indirect impact of the COVID-19 pandemic on our customers, third parties and us.
The words “future,” “anticipates,” “assumes,” “intends,” “plans,” “seeks,” “believes,” “predicts,” “potential,” “objectives,” “estimates,” “expects,” “targets,” “projects,” “outlook,” “forecast,” “would,” “will,” “may,” “might,” “could,” “should,” “can,” and similar terms and expressions often signify forward-looking statements. You should not place undue reliance on any forward-looking statements, which speak only as of the date made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible to predict all of them. We assume no obligation and do not intend to update or revise any forward-looking statements that are made from time to time, either as a result of future developments, new information or otherwise, except as may be required by law.
Regions’ Investor Relations contact is Dana Nolan at (205) 264-7040; Regions’ Media contact is Jeremy King at (205) 264-4551.